
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COTELLIGENT GROUP, INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR
ENDED MARCH 31, 1996, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          MAR-31-1996<F2>
<PERIOD-START>                             APR-01-1995<F2>
<PERIOD-END>                               MAR-31-1996<F2>
<CASH>                                      14,005,920
<SECURITIES>                                         0
<RECEIVABLES>                               11,721,000
<ALLOWANCES>                                    40,000
<INVENTORY>                                          0
<CURRENT-ASSETS>                            26,633,202
<PP&E>                                       2,293,146
<DEPRECIATION>                               1,231,397
<TOTAL-ASSETS>                              27,991,233
<CURRENT-LIABILITIES>                        9,270,036
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        62,163
<OTHER-SE>                                  17,987,982
<TOTAL-LIABILITY-AND-EQUITY>                27,991,233
<SALES>                                      8,265,303
<TOTAL-REVENUES>                             8,265,303
<CGS>                                        6,173,229
<TOTAL-COSTS>                                8,068,691
<OTHER-EXPENSES>                              (69,563)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              53,413
<INCOME-PRETAX>                                212,762
<INCOME-TAX>                                   124,541
<INCOME-CONTINUING>                             88,221
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    88,221
<EPS-PRIMARY>                                        0<F1>
<EPS-DILUTED>                                        0<F1>

<F1>Historical earnings per share data are not provided for the period because they are not considered meaningful due to Acquisitions during the period. See Notes 2 and 3 to the Cotelligent Group, Inc., Consolidated Financial Statements.
<F2>Net income for the year ended March 31, 1996 includes Cotelligent Group,
Inc. for the year ended March 31, 1996, yet only the Predecessor Companies subsequent to Acquisitions (February 20-March 31, 1996). See Cotelligent Group, Inc. Consolidated Financial Statements.




